Exhibit 99.1

Perry Ellis International Reports First Quarter Fiscal 2018 Results

MIAMI, May 18, 2017 (GLOBE NEWSWIRE) — Perry Ellis International, Inc. (NASDAQ: PERY) today reported results for the first quarter ended April 29, 2017 (“first quarter of fiscal 2018”).

Key Fiscal First Quarter 2018 Financial Accomplishments and Operational Highlights:

•	Total Revenues of $242 million, ahead of guidance of $230 to $235 million and compared to $261 million reported in the first quarter of fiscal 2017

•	GAAP diluted EPS of $0.83, ahead of guidance of $0.70 to $0.75 per diluted share and compared to GAAP diluted EPS of $0.95 per share and adjusted diluted EPS of $1.01 in the first quarter of fiscal 2017

•	GAAP Gross margin expanded 120 basis points to 37.6%; and adjusted gross margin expanded 90 basis points

The Company had a solid start to the year but notes the retail environment remains tenuous, as such, it is reiterating guidance for fiscal year 2018 including revenues in a range of $870 million to $880 million and adjusted diluted earnings per share in a range of $2.07 to $2.17.

Oscar Feldenkreis, Chief Executive Officer and President, commented, “We are pleased to report a solid start to Fiscal 2018 with both our top and bottom line results surpassing guidance, reflecting solid growth in our core brands driven by the earlier shipment of Spring merchandise and strong gross margin expansion. Our razor sharp focus on maximizing the potential of our core global brands by delivering a continuous flow of new innovative products while maintaining tight inventory discipline continued to serve us well in a difficult U.S. retail environment, with particular strength in Golf Lifestyle Apparel and Nike Swim. During the quarter, we also continued to make progress on our speed-to-market initiatives, which position us to bring new innovation to store faster at increasing margins and replenish the most sought after products in season.”

Fiscal 2018 First Quarter Results

Total revenue was $242 million, a 7.3% decrease (6.5% decrease on constant currency) compared to $261 million reported in the first quarter of fiscal 2017. This reflected a planned decrease in shipments given a reduction of customers’ doors and inventory discipline to drive higher margin sales. The disciplined management of inventory across channels along with increased sales of higher margin core brands led to a 120 basis point expansion in GAAP gross margin to 37.6% in the first quarter from 36.4% in first quarter of fiscal 2017. Adjusted gross margin was 37.6% compared with adjusted gross margin of 36.7% in the comparable period of the prior year. (Adjusted gross margin excludes certain items as outlined in Table 2 Reconciliation of Gross Profit to Adjusted Gross Profit and Adjusted Gross Margin.)

Selling, general and administrative expenses totaled $71.2 million as compared with $69.9 million in the comparable period of the prior year. SG&A in first quarter of fiscal 2018 included $1.0 million of unanticipated costs that are not expected to continue. Excluding this, SG&A was in line with prior year.

Earnings before interest, taxes, depreciation and amortization (EBITDA) for the first quarter of fiscal 2018 totaled $19.9 million, as compared to $25.2 million in the comparable period of the prior year. Adjusted EBITDA totaled $19.9 million as compared to $26.1 million in the comparable period of the prior year. (Adjusted EBITDA excludes certain items as outlined in Table 3, Reconciliation of Net Income to EBITDA and Adjusted EBITDA.)

As reported under GAAP, the first quarter of fiscal 2018 net income was $12.8 million or $0.83 per diluted share, compared to GAAP net income of $14.3 million, or $0.95 per diluted share and adjusted net income of $15.2 million, or $1.01 per diluted share, in the first quarter of fiscal 2017. (Adjusted net income and adjusted earnings per diluted share exclude certain items as outlined in Table 1 Reconciliation of net income and income per diluted share to adjusted net income and adjusted net income per diluted share.)

Balance Sheet

The Company’s financial position continues to get stronger. Cash and investments at the end of first quarter fiscal 2018 totaled $43 million with $148 million of long-term debt. The Company’s net debt to total capitalization stood at 24.3% at the end of first quarter fiscal 2018 as compared to 30.5% at the end of first quarter fiscal 2017. Working capital management continues to be a critical focus across the organization as inventory turned at approximately 4x for first quarter fiscal 2018.

George Feldenkreis, Executive Chairman, Perry Ellis International, commented, “We continue to successfully navigate the changing U.S. retail environment, as demonstrated by our solid first quarter performance. Our investment in talent, marketing and our digital platform is elevating our brands around the world. We are committed to delivering stockholder value and believe our strong balance sheet and cash flow generation along with the continued focus on our strategy will support the long-term growth potential of Perry Ellis International.”

About Perry Ellis International

Perry Ellis International, Inc. is a leading designer, distributor and licensor of a broad line of high quality men’s and women’s apparel, accessories and fragrances. The Company’s collection of dress and casual shirts, golf sportswear, sweaters, dress pants, casual pants and shorts, jeans wear, active wear, dresses and men’s and women’s swimwear is available through all major levels of retail distribution. The Company, through its wholly owned subsidiaries, owns a portfolio of nationally and internationally recognized brands, including: Perry Ellis®, An Original Penguin® by Munsingwear®, Laundry by Shelli Segal®, Rafaella®, Cubavera®, Ben Hogan®, Savane®, Grand Slam®, John Henry®, Manhattan®, Axist®, Jantzen® and Farah®. The Company enhances its roster of brands by licensing trademarks from third parties, including: Nike® and Jag® for swimwear, and Callaway®, PGA TOUR®, and Jack Nicklaus® for golf apparel. Additional information on the Company is available at http://www.pery.com.

Safe Harbor Statement

We caution readers that the forward-looking statements (statements which are not historical facts) in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations rather than historical facts and they are indicated by words or phrases such as “anticipate,” “believe,” “budget,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “guidance,” “indicate,” “intend,” “may,” “might,” “plan,” “possibly,” “potential,” “predict,” “probably,” “proforma,” “project,” “seek,” “should,” “target,” or “will” or the negative thereof or other variations thereon and similar words or phrases or comparable terminology. Such forward-looking statements include, but are not limited to, statements regarding Perry Ellis’ strategic operating review, growth initiatives and internal operating improvements intended to drive revenues and enhance profitability, the implementation of Perry Ellis’ profitability improvement plan and Perry Ellis’ plans to exit underperforming, low growth brands and businesses. We have based such forward-looking statements on our current expectations, assumptions, estimates and projections.

While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, many of which are beyond our control. These factors include: general economic conditions, a significant decrease in business from or loss of any of our major customers or programs, anticipated and unanticipated trends and conditions in our industry, including the impact of recent or future retail and wholesale consolidation, recent and future economic conditions, including turmoil in the financial and credit markets, the effectiveness of our planned advertising, marketing and promotional campaigns, our ability to contain costs, disruptions in the supply chain, including, but not limited to these caused by port disruptions, disruptions due to weather patterns, our future capital needs and our ability to obtain financing, our ability to protect our trademarks, our ability to integrate acquired businesses, trademarks, trade names and licenses, our ability to predict consumer preferences and changes in fashion trends and consumer acceptance of both new designs and newly introduced products, the termination or non-renewal of any material license agreements to which we are a party, changes in the costs of raw materials, labor and advertising, our ability to carry out growth strategies including expansion in international and direct-to-consumer retail markets; the effectiveness of our plans, strategies, objectives, expectations and intentions which are subject to change at any time at our discretion, potential cyber risk and technology failures which could disrupt operations or result in a data breach, the level of consumer spending for apparel and other merchandise, our ability to compete, exposure to foreign currency risk and interest rate risk, the impact to our business resulting from the United Kingdom’s referendum vote to exit the European Union and the uncertainty surrounding the terms and conditions of such a withdrawal, as well as the related impact to global stock markets and currency exchange rates; possible disruption in commercial activities due to terrorist activity and armed conflict, actions of activist investors and the cost and disruption of responding to those actions, and other factors set forth in Perry Ellis’ filings with the Securities and Exchange Commission. Investors are cautioned that all forward-looking statements involve risks and uncertainties, including those risks and uncertainties detailed in Perry Ellis’ filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which are valid only as of the date they were made. We undertake no obligation to update or revise any forward-looking statements to reflect new information or the occurrence of unanticipated events or otherwise.

Contact:

Annette Ramos, Investor Relations

305-873-1488

Annette.ramos@pery.com

PERRY ELLIS INTERNATIONAL, INC. AND SUBSIDIARIES

SELECTED FINANCIAL DATA (UNAUDITED)

(amounts in 000’s, except per share information)

INCOME STATEMENT DATA:

	Three Months Ended
	April 29, 2017	April 30, 2016

Revenues
Net sales	$233,823	$250,875
Royalty income	8,267	10,419

Total revenues	242,090	261,294
Cost of sales	151,002	166,210

Gross profit	91,088	95,084
Operating expenses
Selling, general and administrative expenses	71,199	69,934
Depreciation and amortization	3,468	3,467

Total operating expenses	74,667	73,401

Operating income	16,421	21,683
Interest expense	1,956	2,025

Net income before income taxes	14,465	19,658
Income tax provision	1,694	5,408

Net income	$12,771	$14,250

Net income, per share
Basic	$0.85	$0.96

Diluted	$0.83	$0.95

Weighted average number of shares outstanding
Basic	15,009	14,810
Diluted	15,303	15,060

PERRY ELLIS INTERNATIONAL, INC. AND SUBSIDIARIES

SELECTED FINANCIAL DATA (UNAUDITED)

(amounts in 000’s)

BALANCE SHEET DATA:

	As of
	April 29, 2017	January 28, 2017

Assets
Current assets:
Cash and cash equivalents	$26,404	$30,695
Investments	16,515	10,921
Accounts receivable, net	183,668	140,240
Inventories	139,632	151,251
Other current assets	6,287	8,109

Total current assets	372,506	341,216

Property and equipment, net	60,668	61,835
Intangible assets, net	186,842	187,051
Deferred income taxes	461	334
Other assets	2,278	2,269

Total assets	$622,755	$592,705

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$60,224	$92,843
Accrued expenses and other liabilities	27,537	20,861
Accrued interest payable	543	1,450
Income taxes payable	1,748	—
Unearned revenues	2,896	2,710
Other current liabilities

Total current liabilities	92,948	117,864

Long term liabilities:
Senior subordinated notes payable, net	49,709	49,673
Senior credit facility	64,128	22,504
Real estate mortgages	33,369	33,591
Unearned revenues and other long-term liabilities	54,734	55,386

Total long-term liabilities	201,940	161,154

Total liabilities	294,888	279,018

Equity

Total equity	327,867	313,687

Total liabilities and equity	$622,755	$592,705

PERRY ELLIS INTERNATIONAL, INC. AND SUBSIDIARIES

Table 1

RECONCILIATION OF NET INCOME AND INCOME PER DILUTED SHARE TO ADJUSTED NET INCOME AND ADJUSTED NET INCOME PER DILUTED SHARE

(UNAUDITED)

(amounts in 000’s, except per share information)

	Three Months Ended
	April 29, 2017	April 30, 2016
Net income	$12,771	$14,250
Adjustments:
Costs on exited brands	—	869
Costs of streamlining and consolidation of operations, legal settlement and other strategic initiatives	—	54

Net income, as adjusted (1)	$12,771	$15,173

	Three Months Ended
	April 29, 2017	April 30, 2016
Net income per share, diluted	$0.83	$0.95

Net per share costs on exited brands	—	0.06

Adjusted net income per share, diluted (1)	$0.83	$1.01

(1)	Net income, as adjusted, and adjusted net income per share, diluted, consist of net income or net income per share, diluted, as the case may be, adjusted for the impact of the costs on exited brands, and costs of streamlining and consolidation of operations, legal settlement, and other strategic initiatives. These costs are not indicative of our core operations and thus to get a more comparable result with the operating performance of the apparel industry, they have been removed, net of taxes, from the calculation.

PERRY ELLIS INTERNATIONAL, INC. AND SUBSIDIARIES

Table 2

RECONCILIATION OF GROSS PROFIT TO ADJUSTED GROSS PROFIT AND ADJUSTED GROSS MARGIN(1)

(UNAUDITED)

(amounts in 000’s)

	Three Months Ended
	April 29, 2017	April 30, 2016

Gross profit	$91,088	$95,084

Costs on exited brands	—	869

Gross profit, as adjusted	$91,088	$95,953

Total revenues	$242,090	$261,294

Gross margin, as adjusted	37.6%	36.7%

(1)	Adjusted gross profit consists of gross profit adjusted for costs on exited brands. We believe these costs are not indicative of our core operations and thus we have removed them to provide investors and analysts with a more comparable result when comparing our operating performance to that of the apparel industry.

PERRY ELLIS INTERNATIONAL, INC. AND SUBSIDIARIES

Table 3

RECONCILIATION OF NET INCOME TO EBITDA AND ADJUSTED EBITDA(1)

(UNAUDITED)

(amounts in 000’s)

	Three Months Ended
	April 29, 2017	April 30, 2016

Net income	$12,771	$14,250

Depreciation and amortization	3,468	3,467
Interest expense	1,956	2,025
Income tax provision	1,694	5,408

EBITDA	19,889	25,150

Adjustments:
Costs on exited brands	—	869
Costs of streamlining and consolidation of operations, legal settlement, and other strategic initiatives	—	54

EBITDA, as adjusted	$19,889	$26,073

Gross profit	$91,088	$95,084
Adjustments:
Selling, general and administrative expenses	(71,199)	(69,934)
Costs on exited brands	—	869
Costs of streamlining and consolidation of operations, and other strategic initiatives	—	54

EBITDA, as adjusted	$19,889	$26,073

Total revenues	$242,090	$261,294

EBITDA margin percentage of revenues	8.2%	10.0%

(1)	Adjusted EBITDA consists of income before interest, taxes, depreciation, amortization, costs on exited brands, costs of streamlining and consolidation of operations, legal settlement, and other strategic initiatives. Adjusted EBITDA is not a measurement of financial performance under accounting principles generally accepted in the United States of America, and does not represent cash flow from operations. Adjusted EBITDA is presented solely as a supplemental disclosure because management believes that it is a common measure of operating performance in the apparel industry. In addition, we present adjusted EBITDA because we believe it assists investors and analysts in comparing our performance across periods on a consistent basis by excluding items that we do not believe are indicators of our core operating performance.